UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 8-K/A

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                        February 22, 2000

                 Commission File Number: 0-27161


               -----------------------------------

                       PAYFORVIEW.COM CORP.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         91-1976310
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


     509 Madison Avenue, 16th Floor, New York, New York 10022
             (Address of principal executive offices)

                          (212) 605-0150
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 7.  Financial Statements and Exhibits.

     On February 25, 2000, the Company filed an 8-K describing a change in control resulting from a Stock Exchange Agreement entered into as of February 22, 2000, between MRC Legal Services Corporation, a California corporation, which entity is the controlling shareholder of MAS Acquisition XVI Corp. ("MAS XVI"), an Indiana corporation, and PayForView.com Corp. ("PayForView" or the "Company"), a Nevada corporation. Filed herewith are the financial statements, as required by the Securities Exchange Act of 1934. Such financial statements consist of the consolidated balance sheets of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and the period April 6, 1998 (inception) to December 31, 1998, and the cumulative consolidated statement of operations and cash flows for the period April 6, 1998 (inception) through December 31, 1999. The Company has also included its unaudited interim consolidated financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999.


Item 8.  Change in Fiscal Year.

     After further consultation with the Company's auditors and advisors, the Company has decided that it should return to its original fiscal year end, prior to the merger with MAS XVI, of December 31. Accordingly, the company has adopted December 31 as its fiscal year.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 7, 2000

                                   PAYFORVIEW.COM CORP.


                                   /s/ Marc A. Pitcher
                                   Marc A. Pitcher,
                                   President and Director

                         C O N T E N T S


                                                       Page


Report of Independent Certified Public Accountants
 - Grant Thornton LLP                                  F-2

Independent Auditors' Report - Davidson & Company      F-3


Financial Statements

     Consolidated Balance Sheets                       F-4

     Consolidated Statements of Operations             F-5

     Consolidated Statement of Changes
      in Stockholders' Equity                          F-6 - F-7

     Consolidated Statements of Cash Flows             F-8

     Notes to Consolidated Financial Statements        F- 9 -
                                                       F-29

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
  Payforview.com Corp. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) (a development stage company) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and the cumulative consolidated statement of operations and cash flows for the period April 6, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Company for the period from April 6, 1998 (inception) through December 31, 1998 which represents 2.8% of the cumulative net loss for the period from April 6, 1998 (inception) through December 31, 1999. These statements were audited by other auditors whose report thereon has been furnished to us, and in our opinion, insofar as it related to the 1998 results, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended and the cumulative results of operations and cash flows for the period from April 6, 1998 through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company has experienced recurring net losses, has an accumulated deficit and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GRANT THORNTON LLP

New York, New York
July 7, 2000

                   INDEPENDENT AUDITORS' REPORT


To the Stockholders and Directors of Payforview.com Corp. and
Subsidiaries
(formerly Voyager International Entertainment Inc.)
(A Development Stage Company)


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from incorporation on April 6, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998, and the consolidated results of its operations, its consolidated changes in stockholders' equity and its consolidated cash flows for the period from incorporation on April 6, 1998 to December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) will continue as a going concern. As discussed in Note B to the consolidated financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Davidson & Company
Vancouver, Canada
July 21, 1999

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                               CONSOLIDATED BALANCE SHEETS


                                             December 31,             March 31,
          ASSETS                        1998           1999           2000
                                                                      (unaudited)


Current assets
 Cash and cash equivalents              $       -      $   342,004    $  4,155,271
 Prepaid expenses                           2,802           63,602         152,826
 Due from related parties                   7,648                -          18,078
                                        ---------      -----------    ------------
                                           10,450          405,606       4,326,175

Fixed assets, net                           7,025          351,780         381,776

Investment in Street Solid Records              -           10,000          10,000

Intangible assets, net                          -           39,169          34,274

Capitalized website development costs                                       86,898

Other assets                                    -                -         177,840
                                        ---------      -----------    ------------
                                        $  17,475      $   806,555    $  5,016,963
                                        =========      ===========    ============



          LIABILITIES AND STOCKHOLDERS'
               EQUITY (DEFICIENCY)

Current liabilities
 Accounts payable                       $  82,893      $   261,368    $     86,507
 Liabilities from discontinued
  operations                                    -          256,000         198,000
 Loan payable                              59,418        1,050,151       1,050,151
                                        ---------      -----------    ------------
                                          142,311        1,567,519       1,334,658
                                        ---------      -----------    ------------

Other Liabilities                               -          222,500               -

2% Series a Senior Convertible
 Redeemable Debentures                          -          172,500               -

Stockholders' equity (deficiency)
 Common stock
     Authorized, 100,000,000 common
     shares with a par value of $0.0001;
     issued and outstanding, 4,327,131
     and 43,397,727 and 57,577,727
     Shares, respectively                     433            4,340           5,759
 Additional paid-in capital               150,259        8,594,637      17,694,449
 Deficit, accumulated during the
  development stage                      (275,528)      (9,754,941)    (14,017,903)
                                        ---------      -----------    ------------

                                         (124,836)      (1,155,964)      3,682,305
                                        ---------      -----------    ------------

                                        $  17,475      $   806,555    $  5,016,963
                                        =========      ===========    ============


The accompanying notes are an integral part of these statements.


                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF OPERATIONS



                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Costs and expenses
  Selling, general and administrative
   Expenses                             $   275,528    $ 2,240,097    $ 2,515,625
  Amortization of licenses and
   Goodwill                                       -        362,303        362,303
  Loss on impairment                              -      4,247,022      4,247,022
  Interest expense                                -        348,631        348,631
  Interest income                                 -              -              -
                                        -----------    -----------    -----------

     Total costs and expenses               275,528      7,198,053      7,473,581
                                        -----------    -----------    -----------
     Loss from continuing
      operations                           (275,528)    (7,198,053)    (7,473,581)
                                        -----------    -----------    -----------

Discontinued operations (Street
 Solid Records)
     Loss from operations                               (1,056,167)    (1,056,167)
     Loss on disposal                             -     (1,225,193)    (1,225,193)
                                        -----------    -----------    -----------

     NET LOSS                           $  (275,528)   $(9,479,413)   $(9,754,941)
                                        ===========    ===========    ===========

Basic and diluted loss per share:
 Continuing operations                  $      (.03)   $      (.39)   $      (.49)
 Discontinued operations                          -           (.13)          (.15)
                                        -----------    -----------    -----------

Basic and diluted loss per share        $      (.03)   $      (.52)   $      (.64)
                                        ===========    ===========    ===========

Weighted-average shares outstanding       8,424,087     18,284,185     15,321,804
                                        ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

                                                                      Cumulative
                                                                      amounts from
                                                                      April 6, 1998
                                                 March 31,            (inception) to
                                        ---------------------------   March 31,
                                            1999           2000       2000
                                        ------------   ------------   -------------
                                                (unaudited)            (unaudited)

Costs and expenses
  Selling, general and administrative
   Expenses                             $   310,433    $ 4,289,458    $  6,805,083
  Amortization of licenses and
   Goodwill                                 120,534          6,799         369,102
  Loss on impairment                      2,821,500              -       4,247,022
  Interest expense                            1,462              -         348,631
  Interest income                                 -        (33,295)        (33,295)
                                        -----------    -----------    ------------

     Total costs and expenses             3,253,929      4,262,962      11,736,543
                                        -----------    -----------    ------------

     Loss from continuing operations     (3,253,929)    (4,262,962)    (11,736,543)
                                        -----------    -----------    ------------

Discontinued operations (Street
 Solid Records)
     Loss from operations                  (140,401)             -      (1,056,167)
     Loss on disposal                             -              -      (1,225,193)
                                        -----------    -----------    ------------

     NET LOSS                           $(3,394,330)   $(4,262,962)   $(14,017,903)
                                        ===========    ===========    ============

Basic and diluted loss per share:
  Continuing operations                 $      (.23)   $      (.08)   $       (.58)
  Discontinued operations                      (.01)             -            (.12)
                                        -----------    -----------    ------------

Basic and diluted loss per share        $      (.24)   $      (.08)   $       (.70)
                                        ===========    ===========    ============

Weighted-average shares outstanding      14,206,121     53,780,254      20,142,353
                                        ===========    ===========    ============


The accompanying notes are an integral part of these statements.

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

                 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended December 31, 1999 and 1998 and three months ended March 31, 2000 (unaudited)

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Balance,
 April 6, 1998                    -    $     -    $        -     $         -    $         -

Capital stock of Voyager
 International
 Entertainment Inc.
 issued for services      3,800,000        380        37,620               -         38,000
Capital stock of Voyager
 International
 Entertainment Inc.
 issued for acquisition
 of Voyager Film
 Sales Inc.                 200,000         20           180               -            200
Capital stock of Voyager
 International Entertainment
 Inc. issued for cash       327,131         33       112,459               -        112,492
Net loss                                                            (275,528)      (275,528)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1998        4,327,131        433       150,259        (275,528)      (124,836)

Capital stock of
 Payforview.com Corp.
 at January 5, 1999       3,750,000        375           625               -          1,000
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment Inc.       7,788,840        779           781                          1,560
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment, Inc. for
 potential commission     1,500,000        150          (150)                             -
Cancellation of
 Voyager shares          (4,327,131)      (433)          433                              -
Issuance of shares for
 acquisition of Squadron
 One Records and creation
 of Street Solid
 Records, Inc.            1,173,509        117     1,598,163                      1,598,280
Issuance of shares for
 acquisition of
 licenses and rights      1,102,500        110     3,067,290                      3,067,400
Issuance of shares for
 services                   122,000         12        77,824                         77,836
Issuance of shares for
 consulting services      1,800,000        180       652,320                        652,500
Issuance of shares for
 consulting services        333,333         33        49,967                         50,000
Issuance of shares for
 financial advisor
 services                 1,800,000        180     1,386,696                      1,386,876
Issuance of shares for
 acquisition of Software    200,000         20       291,980                        292,000
Issuance of shares for
 advertising                200,000         20        59,980                         60,000
Issuance of shares upon
 conversion of debt      22,837,005      2,284       825,216                        827,500
Allocation of proceeds
 of convertible debt to
 additional paid-in capital                          333,333                        333,333
Issuance of shares
 for cash                   540,540         55        99,945                        100,000
Shares held in escrow
 with attorney relating
 to debentures              250,000         25           (25)
Net loss                                                          (9,479,413)    (9,479,413)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1999       43,397,727     $4,340    $8,594,637     $(9,754,941)   $(1,155,964)
                         ==========     ======    ==========     ===========    ===========

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (continued)

  Years ended December 31, 1999 and 1998 and three months ended March 31, 2000 (unaudited)

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Issuance of shares for
 cash, net of share
 issuance costs
 (unaudited)              2,800,000     $  280    $4,166,220     $         -    $ 4,166,500
Issuance of shares for
 cash (unaudited)           810,000         81     1,214,919               -      1,215,000
Issuance of shares for
 convertible debt
 (unaudited)              6,900,000        690       171,810               -        172,500
Shares issued to
 officers and consultants
 for services (unaudited) 3,000,000        300     2,933,700               -      2,934,000
Shares issued for
 acquisition of MAS
 Acquisition Corporation
 (unaudited)                335,000         34            (3)              -             31
Shares issued for
 transaction costs for MAS
 Acquisition Corporation
 (unaudited)                335,000         34       375,166               -        375,200
To record additional
 expense for services
 performed in current year
 (unaudited)                      -          -       238,000               -        238,000
Net loss for the three
 months ended March 31, 2000
 (unaudited)                      -          -             -      (4,262,962)    (4,262,962)
                         ----------     ------    ----------     -----------    -----------
Balance,
 March 31, 2000
 (unaudited)             57,577,727     $5,759   $17,694,449    $(14,017,903)   $ 3,682,305
                         ==========     ======    ==========     ===========    ===========


The accompanying notes are an integral part of this statement.

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Cash flows from operating activities
  Loss from continuing operations       $  (275,528)   $(7,198,053)   $(7,473,581)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                             1,899          4,536          6,435
     Amortization of licenses and goodwill        -        362,303        362,303
     Issuance of common stock for services   38,000      4,865,700      4,903,700
     Noncash interest expense                     -        333,333        333,333
     Changes in other operating assets
      and liabilities
       Prepaid expenses                      (2,802)       (60,800)       (63,602)
       Due from related party                (7,648)         7,648
       Other assets                             200                           200
       Increase in accounts payable          82,893        128,475        211,368
                                        -----------    -----------    -----------

     Net cash used in operating
      activities of continuing
      operations                           (162,986)    (1,556,858)    (1,719,844)
                                        -----------    -----------    -----------
     Net cash used in operating
      activities of discontinued
      operations                                  -      ( 657,080)      (657,080)
                                        -----------    -----------    -----------

Cash flows from investing activities
  Payments for website costs                      -              -              -
  Payment of settlement costs
   relating to discontinued operations            -              -              -
  Proceeds from sale of discontinued
   operations                                     -        250,000        250,000
  Acquisition of fixed assets                (8,924)        (7,291)       (16,215)
                                        -----------    -----------    -----------
     Net cash (used in) provided
      by investing activities                (8,924)       242,709        233,785
                                        -----------    -----------    -----------

Cash flows from financing activities
  Issuance of common stock                  112,492        100,000        212,492
  Advances for common stock                       -        222,500        222,500
  Proceeds from loan payable                 59,418      1,050,151      1,050,151
  Repayment of loan payable                       -        (59,418)             -
  Proceeds from convertible debenture             -      1,000,000      1,000,000
                                        -----------    -----------    -----------
     Net cash provided by
      financing activities                  171,910      2,313,233      2,485,143
                                        -----------    -----------    -----------
     Net change in cash and
      cash equivalents
      during the period                           -        342,004        342,004

Cash and cash equivalents,
 beginning of period                              -              -              -
                                        -----------    -----------    -----------

Cash and cash equivalents,
 end of period                          $         -    $   342,004    $   342,004
                                        ===========    ===========    ===========


Supplemental disclosures
 of cash flow information:
  Cash paid during the period for
     Interest                           $         -    $    15,298    $    15,298


Supplemental disclosures of noncash,
 financing and investing activities (Note L)


The accompanying notes are an integral part of these statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                                                                      Cumulative
                                                                      amounts from
                                            Three months ended        April 6, 1998
                                                 March 31,            (inception) to
                                        ---------------------------   March 31,
                                            1999           2000       2000
                                        ------------   ------------   -------------
                                                (unaudited)            (unaudited)

Cash flows from operating activities
  Loss from continuing operations       $(3,253,929)   $(4,262,962)   $(11,736,543)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                               475          3,420           9,855
     Amortization of licenses
      and goodwill                          120,494          4,895         367,198
     Issuance of common stock
      for services                        2,831,119      3,547,231       8,450,931
     Noncash interest expense                     -              -         333,333
     Changes in other operating
      assets and liabilities
       Prepaid expenses                     (11,083)       (89,224)       (152,826)
       Due from related party                 7,648        (18,077)        (18,077)
       Other assets                                       (177,840)       (177,640)
       Increase in accounts payable         245,693       (174,861)         36,507
                                        -----------    -----------    ------------

     Net cash used in operating
      activities of continuing
      operations                            (59,583)    (1,167,418)     (2,887,262)
                                        -----------    -----------    ------------

     Net cash used in operating
      activities of discontinued
      operations                           (140,401)             -        (657,080)
                                        -----------    -----------    ------------

Cash flows from investing activities
  Payments for website costs                      -        (86,898)        (86,898)
  Payment of settlement costs relating
   to discontinued operations                     -        (58,000)        (58,000)
  Proceeds from sale of discontinued
   operations                                     -              -         250,000
  Acquisition of fixed assets                (3,948)       (33,416)        (49,631)
                                        -----------    -----------    ------------

     Net cash (used in) provided
      by investing activities                (3,948)      (178,314)         55,471
                                        -----------    -----------    ------------

Cash flows from financing activities
  Issuance of common stock                        -      5,159,000       5,593,992
  Advances for common stock                       -              -               -
  Proceeds from loan payable                204,246              -       1,050,151
  Repayment of loan payable                       -              -               -
  Proceeds from convertible debenture             -              -       1,000,000
                                        -----------    -----------    ------------

     Net cash provided by
      financing activities                  204,246      5,159,000       7,644,143
                                        -----------    -----------    ------------

     Net change in cash and
      cash equivalents
      during the period                         314      3,813,268       4,155,272

Cash and cash equivalents,
 beginning of period                              -        342,004               -
                                        -----------    -----------    ------------

Cash and cash equivalents,
 end of period                          $       314    $ 4,155,272    $  4,155,272
                                        ===========    ===========    ============


The accompanying notes are an integral part of these statements.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000



NOTE A - ORGANIZATION OF THE COMPANY AND
     NATURE OF BUSINESS

Sierra Gold Corporation was incorporated on August 26, 1988. On January 4, 1999, Sierra Gold Corporation changed its name to Payforview.com Corp. (the "Company"). On January 5, 1999, the Company issued 7,788,840 common shares (plus 1,500,000 shares held in trust as commission) (see Note H), in exchange for the issued and outstanding shares of Voyager International Entertainment Inc. ("Voyager"). Voyager was incorporated on April 6, 1998 in Nevada. As a result of the share exchange, control of the combined companies passed to the former shareholders of Voyager. This type of share exchange has been accounted for as a capital transaction accompanied by a recapitalization of Voyager. Recapitalization accounting results in consolidated financial statements of Voyager being issued under the name of Payforview.com Corp. and Subsidiaries, but are considered a continuation of Voyager. No goodwill or other intangible assets were recognized in connection with such recapitalization. (See Note D.)

On January 15, 1999, the Company implemented a two-for-one forward stock split. On April 9, 1999, the Company implemented a three-for-two forward stock split. All share and per share amounts in the financial statements have been retroactively restated to give effect to the above splits. Loss per share information reflects the recapitalization.

The Company is considered a development stage company as its planned principal operations have not yet commenced. Presently, the Company is developing an internet-based website to distribute movies, music, live events and sports events direct to consumers on a pay-for-view basis.


NOTE B - BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenue from its planned businesses and has generated losses from continuing operations, net losses and an accumulated deficit for all periods presented. As shown in the financial statements during the period from April 6, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, the Company incurred losses of

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE B (continued)

$275,528 and $9,479,413, respectively. As of December 31, 1999 and 1998, the Company had deficits accumulated in the development stage of $9,754,941 and $275,528, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments that might result from this uncertainty.

Management has obtained additional equity financing in the amount of $5,415,000 (Note O.1) in the first quarter of 2000 and the Company intends to file a shelf registration in the future through private placements of shares. As of June 30, 2000, the Company had approximately $2.0 million in cash. Management believes this will be adequate for at least the next twelve months.


NOTE C -  SIGNIFICANT ACCOUNTING POLICIES

1.   Principles of Consolidation

     These consolidated financial statements include the accounts of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) and its wholly-owned subsidiaries, from their respective dates of acquisition (see Notes A and D). All significant intercompany balances and transactions have been eliminated.

     As discussed more thoroughly in Note D, Street Solid is presented as discontinued operations.

2.   Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE C (continued)

3.   Stock-based Compensation

     The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). As permitted under SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. However, with respect to common stock and options granted to nonemployees, the Company records expense equal to the fair value of the common stock or option on the measurement date, which generally is the date of completion of services. Expenses relating to such options or stock are estimated based upon fair value as of the end of each reporting period prior to the measurement date.

4.   Income Taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for
     Income Taxes." A deferred tax asset or liability is recorded for temporary differences between financial and tax reporting and net operating loss carryforwards.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

5.   Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE C (continued)

     the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.
     Actual results could differ from those estimates.

6.   Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, accounts payable, loans payable and convertible debentures. The fair values of these financial instruments approximate their carrying values, due to the short-term maturities of such items.

7.   Reporting on Costs of Start-up Activities

     Effective January 1, 1999, the Company adopted Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The cumulative effect of adopting this principle was immaterial.

8.   Foreign Currency Transactions

     Transaction amounts denominated in foreign currencies are converted into United States currency at exchange rates prevailing at transaction dates. Gains and losses from foreign currency transactions are recorded as operating expenses and are immaterial.

9.   Revenue Recognition

     The Company is currently in the development stage and therefore has no revenues. Revenues from services will be recognized at the time the services are provided to the customer.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE C (continued)

10.  Fixed Assets

     Fixed assets are stated at cost. Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method as follows:

          Computer equipment                 3 years
          Furniture and office equipment     5 years
          Software                           3 years

11.  Intangible Assets

     Intangible assets consist of goodwill, licenses and rights.

     Goodwill represents the excess of acquisition costs over the fair market value of the net assets of businesses acquired and is being amortized on a straight-line basis over its estimated useful life of five years. Costs of licenses and rights are deferred and amortized on a straight-line basis over their estimated useful lives, which are generally one to five years.

12.  Long-lived Assets and Impairment of Long-lived Assets

     The Company's policy is to review all long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future cash outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company would recognize an impairment loss to adjust to the fair value of the asset.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE C (continued)

13.  Loss per Share

     The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common and common equivalent shares outstanding during the period. However, as the Company generated net losses in all periods presented, common equivalent shares, composed of incremental common shares issuable upon the conversion of debentures, are not reflected in diluted net loss per share because such shares are antidilutive. As of December 31, 1999, $172,500 of debentures were not yet converted. Such debentures were converted into 6,900,000 shares of common stock in January and February 2000. There were no outstanding options or warrants as of December 31, 1998 or 1999, or as of March 31, 1999 or 2000.

     All per share amounts are calculated to reflect the Company's change in capital structure for all periods presented.

14.  Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. The Company has no transactions that are required to be reported as other comprehensive income.

15.  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board
     ("FASB") issued Statement of Financial Accounting Standards
     No. 133 ("SFAS No. 133"),  "Accounting for Derivative

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE C (continued)

     Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a material impact on its financial statements.

16.  Interim Financial Information (Unaudited)

     Information in the accompanying condensed consolidated financial statements for the three months ended March 31, 1999 and 2000 and the cumulative information from April 6, 1998 (inception) through March 31, 2000 is unaudited. The condensed consolidated financial statements as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 and the cumulative amounts from April 6, 1998 (inception) through March 31, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission. In the opinion of the Company's management, the March 31, 1999 and 2000 unaudited condensed consolidated interim financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of such financial statements. The results of operations for the three months ended March 31, 1999 and 2000 are not necessarily indicative of the results to be expected for the entire year.

17.  Reclassifications

     Certain 1998 information has been reclassified to conform with the current year's presentation.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE D - ACQUISITIONS

1.   Voyager Acquisition (Note A)

     On January 5, 1999, Payforview acquired all the issued and outstanding shares of Voyager in exchange for 7,788,840 of its shares (plus 1,500,000 shares held in trust as a commission, see Note H). This transaction has been accounted for as a capital transaction accompanied by a recapitalization of Voyager rather than a business combination. Therefore, the total cost of the acquisition represents the net book value of the acquired liabilities. No goodwill or other intangibles have been recognized in connection with this transaction. The consolidated financial statements include the assets, liabilities and operations of Voyager for all periods presented.

     Liabilities acquired were $1,450, which pertained to accounts payable and accrued expenses.

2.   Street Solid Acquisition and Disposition

     On January 6, 1999, Payforview acquired all the issued and outstanding shares of Street Solid Records Inc. ("Street Solid"), a Nevada corporation. As consideration, Payforview issued 1,173,509 common shares. The acquisition was accounted for using the purchase method. The operations of Street Solid are included in the consolidated financial statements subsequent to the date of acquisition and through the date of disposition. The purchase price was determined based on the fair market value of the Company's common stock.

     The total purchase price was allocated as follows:

     Total purchase price                         $1,598,280
     Liabilities assumed in business combination     198,000
                                                  ----------
     Excess purchase price                        $1,796,280
                                                  ==========

     The Company has allocated excess purchase price to intangible assets, including record contracts and goodwill.
     Intangible assets and goodwill are being amortized over five years.

     Pro forma information has not been provided as the acquisition is not significant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE D (continued)

     On October 29, 1999, the Company sold an aggregate of 81% of Street Solid in two separate transactions. In the first transaction, the Company sold 70% of Street Solid for aggregate consideration of $192,000 (net of an additional $58,000 paid by the Company to them in 2000). In the second transaction, the Company sold 11% of Street Solid, in exchange for a note receivable of $39,000. Since there was doubt about the collectibility of such note, the Company wrote-off such note at December 31, 1999. The operations of Street Solid have been reported as a discontinued operation for the period from January 6, 1999 through October 29, 1999, which was the date of disposal. Additionally, a loss on disposal of operations, which included the write-off of intangible assets and goodwill of $1,225,193, was recognized in connection with the disposal of Street Solid.

     Summarized financial information for Street Solid was as follows:

                                             Period from
                                             January 6, 1999
                                             through
                                             October 29, 1999
                                             ----------------

     Net revenues                            $    169,000
                                             ============
     Net loss                                $ (1,056,167)
                                             ============

     As of December 31, 1999, the following liabilities relating to Street Solid remained on the books of the Company.

     Amounts due to Destiny Music pursuant to
       contract assumed by Payforview             $  198,000
     Settlement amounts paid to purchaser of
       Street Solid in 2000                           58,000
                                                  ----------
                                                  $  256,000
                                                  ==========

     The liability for $198,000 arises from a transaction occurring prior to Payforview's acquisition of Street Solid.
     The Company is currently a defendant in a lawsuit from Destiny seeking to recover the full $198,000.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE D (continued)

     The $58,000 arose from a settlement agreement signed in March 2000 between Payforview and the purchaser of Street
     Solid. In March 2000, the Company remitted $58,000 to the purchaser of Street Solid.

     As of October 29, 1999, the Company began accounting for its investment in Street Solid under the cost method of accounting.


NOTE E - LICENSES AND RIGHTS

1. Reel Media - In February 1999, the Company entered into an agreement with Reel Media International to acquire the license and internet broadcast rights to a 750-film library. As consideration for the license rights, the Company issued 52,500 common shares at a value of $101,150, determined based on the market price of the common stock of the Company. The term of the agreement is for four years. As of December 31, 1999, the Company's website was not completed. At the same time, it became apparent to the Company that the technology for showing such movies on the internet is not yet widely available in the mass market. Therefore, management determined that an event has occurred that indicates that such asset may be impaired. Management determined that the expected future cash flows from the license agreement, on an undiscounted basis, will not exceed the carrying value of the license. The Company reviewed the expected future cash flows on a discounted basis and determined that the fair value of the licenses was approximately $40,000. Accordingly, the Company recorded an impairment loss of approximately $40,000 as of December 31, 1999.

2. Bacchus - In March 1999, the Company issued 1,012,500 common shares to Bacchus Entertainment Ltd. at a value of $2,821,500, as determined by the market price of shares of the Company's common stock, as consideration for the purchase of various rights and interests in feature films and motion picture productions. Management determined that the rights it purchased did not exist, and believes that the seller misrepresented the items available and breached the contract. Therefore, the full value of the consideration issued to Bacchus has been recorded as an impairment loss as of December 31, 1999. (See Note P.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE E (continued)

3. Sportsworld - In April 1999, the Company entered into an agreement with Sportsworld Network (Australia) Pty. Limited to acquire the nonexclusive, worldwide license rights to broadcast various sports-related filmclips and highlights. As consideration for the license rights, the Company issued 37,500 common shares at a value of $144,750, as determined by the market price of shares of the Company's common stock. The agreement also provides for a royalty of 8% of gross revenues to be paid by the Company. As of December 31, 1999, the Company's website was not yet ready for use. Because of the delay in completion of the website and the short-term nature of the agreement, the Company believes that an event has occurred that would indicate impairment. The license agreement expired July 1, 2000. The Company charged the unamortized balance at December 31, 1999 of $72,375 to selling, general and administrative expenses since the Company was not able to broadcast these programs prior to expiration of the licenses.


NOTE F - FIXED ASSETS

     Fixed assets consist of the following:


                                             December 31,

                                        1998           1999

     Computer equipment                 $    856       $    856
     Furniture and office equipment        8,068         13,460
     Software licenses (websites)              -        342,000
                                        --------       --------
                                           8,924        356,316

     Accumulated depreciation
      and amortization                     1,899          4,536
                                        --------       --------

                                        $  7,025       $351,780
                                        ========       ========

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE G - INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1999:

     Licenses                           $134,052
     Accumulated amortization            (94,883)
                                        --------
                                        $ 39,169
                                        ========

NOTE H - LOAN PAYABLE

     Amounts due under the loans payable represent advances during 1999 from a third party to cover certain operating expenses. The advances are noninterest-bearing and payable on demand.

     In May 2000, the Company settled this obligation through liquidation of approximately 1,280,000 shares of the 1,500,000 shares held by the trustee in connection with the Voyager acquisition (Note D). Such shares were sold to unrelated third-parties for aggregate proceeds of $899,602, of which $850,000 were distributed to the holders of the loan payable and in payment of transaction costs. On the date of the transaction, the Company recorded a gain on extinguishment of debt of approximately $250,000 which will be reflected as an extraordinary item during the second quarter of 2000. The remaining 220,000 shares held in trust are the property of the Company and the remaining proceeds from the sale of the shares of $49,602 became property of the Company. The proceeds of the sale of such shares were included in additional paid-in capital during the second quarter of 2000.


NOTE I - CONVERTIBLE DEBENTURES

     In June 1999, the Company entered into a Debenture Agreement and Securities Subscription Agreement with BSD Holdings
     L.L.C. ("BSD").

     Under the agreement, the Company can issue up to $1,000,000 of 2% Series A senior subordinated convertible redeemable debentures. The principal sum outstanding plus accrued interest calculated at a rate of 2% per annum is due at maturity on June 25, 2001.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE I (continued)

     Each $10,000 debenture is convertible immediately upon issuance into common shares of the Company at the option of the holder at a conversion price equal to 75% of the closing bid price of the Company's common stock on the OTC Bulletin Board for the day immediately preceding the date of the notice of conversion.

     Payforview has the option to redeem the debentures at 125% of the principal amount to the extent conversion has not occurred.

     Under the agreement, Payforview has issued $1,000,000 of debentures to BSD at various dates during 1999. An aggregate of $827,500 of the outstanding debentures were converted during 1999, resulting in the issuance of 22,837,005 common shares of Payforview. As of December 31, 1999, $172,500 of debentures remained outstanding which were converted into 6,900,000 shares of common stock in January 2000.

     Because the debentures contained a beneficial conversion feature, the Company recorded a charge to interest expense (with a credit to additional paid-in capital) for $333,333 during 1999. Since the debt was convertible immediately upon issuance, a charge to operations for the entire beneficial conversion feature was recorded in 1999.


NOTE J -  CAPITAL STOCK

1.   Common Stock

     The Company has one series of common shares with a par value of $.0001 per share. Each share is entitled to one vote.

2.   Cash Received in Advance of Stock Issuance

     In December 1999, the Company received $222,500 in advance of a subscription agreement dated January 15, 2000 (see Note
     O.1). These advance payments have been reflected as other liabilities as of December 31, 1999.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE J (continued)

3.   Other Common Share Issuances

a. The Company issued an aggregate of 200,000 shares in payments for the license and rights for website software. The value of these shares was determined to be $292,000 based on the market price of the Company's common stock on the date of issuance. These software license costs are included in fixed assets as of December 31, 1999.

b. The Company issued an aggregate of 1,800,000 shares to an investment banker in exchange for financial advisory services. This investment banker is the owner of the company that purchased the 70% share of Street Solid Records (see Note D). The shares were issued in anticipation of services which were never received. The Company and the investment banker signed a mutual release of liabilities and obligations in March 2000. These shares were valued at $1,386,876, based on the market value on the date of grant. The value of these shares has been charged to expense as a loss from impairment.

c. The Company issued an aggregate of 333,333 shares of common stock to a consultant in exchange for services pursuant to a contract which extends from July 1, 1999 through June 30, 2000. The value of the shares will not be determinable until completion of the service period. These shares were valued at $100,000, based on the market price as of December 31, 1999. One-half of the expense relating to such stock, or $50,000, has been charged to operations and reflected in selling, general and administrative expenses in 1999.

d. The Company on behalf of Street Solid issued 200,000 shares to a Company in exchange for eight ads in their magazine. These shares were valued at $60,000, based on the market price on October 29, 1999, which is the date the services had been completed. Upon the sale of Street Solid, the Company forfeited future rights to these ads.

e. The Company issued an additional 122,000 shares to various parties in exchange for services. These shares were valued at $77,836, based on the market price of the Company's common stock when services had been completed, or when services had not yet been completed, as of December 31, 1999. The value of these shares has been charged to selling, general and administrative expenses.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE J (continued)

f. The Company issued 1,800,000 shares to a consultant pursuant to a consulting agreement. Since the shares are not contingent on future performance, the value of the shares is determinable on the date of grant. The value of these shares was calculated based upon the market value of the Company's common stock on the date of the agreement. An aggregate charge of $652,500 has been charged to selling, general and administrative expenses. (See Note N-3.)


NOTE K - RELATED PARTY TRANSACTIONS

During the period from April 6, 1998 to December 31, 1998, the Company (Voyager) issued 3,800,000 shares of common stock at a value of $38,000 to the founders of the Company in order to reimburse them for a like amount of incorporation costs. In addition, the Company (Voyager) issued 200,000 shares of common stock at a value of $200 to companies controlled by directors for the acquisition of Voyager Film Sales Inc. (see Note A).

During 1999, the Company sold 11% of Street Solid to a related party (see Note D).


NOTE L - SUPPLEMENTAL DISCLOSURES OF NONCASH OPERATING,
     FINANCING AND INVESTING ACTIVITIES

The significant transactions for the three months ended March 31, 2000 were as follows:

1. In February 2000, the Company issued an aggregate of 3,000,000 shares of common stock valued at $2,934,000 to officers and consultants. (See Note O-3)

2. In February 2000, the Company issued 335,000 shares in payment of transaction costs relating to the MAS acquisition discussed in Note O-4.

3. As of March 31, 2000, the Company recognized an aggregate of $238,000 of additional compensation relating to stock awards granted in 1999, for which services were still being performed during the three months ended March 31, 2000.

The significant noncash transactions for the year ended December
31, 1999 were as follows:

1. In order to complete the acquisition of Voyager, the Company issued 7,788,840 common shares, (and a commission of 1,500,000 shares) (see Note D).

2.   The Company issued 1,173,509 common shares to acquire Street
     Solid. The value of the shares issued was estimated to be $1,598,280 (see Note H-2).

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE L (continued)

In connection with such acquisition, liabilities assumed were as follows:

     Fair value of liabilities assumed       $(198,000)
     Cash paid                                       -
                                             ---------

     Liabilities assumed                     $(198,000)
                                             =========

3. The Company issued 1,102,500 common shares valued at $3,067,400 towards the acquisition of licenses and rights
     (see Note E-1 -3).

4. The Company issued 4,055,333 common shares valued at $2,167,212 for services rendered. (See Note J-3b. - e.)

5. The Company issued 200,000 shares valued at $292,000 towards the acquisition of software. (See Note J-3a.)

6. The Company issued 200,000 shares valued at $60,000 for fees incurred for advertising. (See Note J-3d.)

7. The Company issued 22,837,005 common shares upon the conversion of $827,500 of convertible debentures. In connection with such financing, the Company placed 250,000 shares in escrow. (Note I.)

The significant noncash transactions for the period from April 6, 1998 to December 31, 1998 were as follows:

1. The Company issued 3,800,000 shares of common stock valued at $38,000 for reimbursement of incorporation costs.

2. The Company issued 200,000 shares of common stock valued at $200 to acquire all of the issued and outstanding common stock of Voyager Film Sales Inc.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE M - INCOME TAXES

The Company had net losses for tax purposes during the period from April 6, 1998 (inception) to December 31, 1998 and the years ended December 31, 1999 and 1998. Accordingly, no income tax provision has been recorded in the financial statements.

The Company's total deferred tax asset is as follows:

                                        December 31,
                                   1999           1998
                                   ----------     ---------

     Prepaid expenses              $   47,000     $       -
     Net operating loss
      carryforwards                 2,008,000       104,701
     Valuation allowance           (2,055,000)     (104,701)
                                   ----------     ---------
                                   $        -     $       -
                                   ==========     =========


The Company has net operating loss carryforwards of approximately $5,423,000. Pursuant to United States Federal income tax regulations, the Company's ability to utilize this NOL may be limited due to changes in ownership, as defined in the Internal Revenue Code. The valuation allowance against the deferred tax assets increased to $2,055,000 from $104,701 during the year ended December 31, 1999, since the Company does not believe that evidence is more likely than not that these benefits will be realized.

The net operating loss carryforwards expire as follows:

               2018           $   275,000
               2019             5,148,000
                              -----------
                              $ 5,423,000
                              ===========

A reconciliation of income taxes computed at the Federal statutory rate to the income taxes recorded in the Company's financial statements is as follows:

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE M (continued)

                                                            Cumulative
                                                            amounts for
                         Period                             the period
                         April 6, 1998                      April 6, 1998
                         (inception) to      Year ended     (inception) to
                         December 31,        December 31,   December 31,
                         1998                1999           1999
                         ------------        ------------   -------------

Federal tax benefit
 at statutory rate       $(94,000)           $(3,223,000)   $(3,317,000)
State and local taxes     (10,701)              (263,000)      (273,701)
Loss from Street Solid                           359,000        359,000
Bacchus impairment loss                          959,000        959,000
Interest charge for
 beneficial conversion
 feature in convertible debt                     113,000        113,000
                         ------------        ------------   -------------
Change in valuation
 allowance                104,701              2,055,000      2,159,701


Income taxes per
 financial statements    $      -            $         -    $         -
                         ============        ============   =============


NOTE N - COMMITMENTS AND CONTINGENCIES

1.   Leases

     The Company leases office space in New York and Vancouver, B.C. under noncancellable operating leases which expire through 2000. Rent expense for the years ended December 31, 1999 and 1998 was $71,967 and $29,015, respectively. The remaining commitment under such lease at December 31, 1999 was $17,480.

     In March 2000, the Company entered into a new lease in New
     York City, which began on June 1, 2000. The lease has a term of five years. The Company provided a security deposit equal to $177,480 in connection with such lease.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31, 1999 and 2000


NOTE N (continued)

     Future minimum rent commitments under the above lease are as follows:

          Year ending December 31,
          2000                               $  88,920
          2001                                 180,354
          2002                                 185,457
          2003                                 190,713
          2004                                 196,126
          Thereafter                            99,437
                                             ---------

                                             $ 941,005
                                             =========

2.   Agreements With Officers

     The Company signed one-year agreements dated January 5, 1999 with three of its officers, providing aggregate annual compensation of $180,000. These agreements were renewed on January 3, 2000 for a period of one year, increasing the aggregate annual compensation to $330,000. The agreements contain other customary provisions.

3.   Consulting Agreement

     On October 1, 1999, the Company entered into a consulting agreement with an individual, which expires on December 31, 2002, which provides to such consultant aggregate annual consulting fees (including minimum bonuses) of $375,000, $437,500 and $500,000 and provides for additional bonuses if certain targets are met. Additionally, the agreement granted 1,800,000 shares of common stock to such consultant, which were issued on October 1, 1999. The consultant is required to act on a "best-efforts" basis to pursue certain goals for the Company. (See Note J-3f.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31,
                         1999 and 2000


NOTE O - SUBSEQUENT EVENTS

1. Sale of Common Stock - On January 15, 2000, the Company entered into a stock subscription and option agreement with three unrelated third-party shareholders. Pursuant to this agreement, the Company sold 120,000 shares of stock to these investors at a price of $1.50 per share and provided the investors with an option to purchase up to a maximum of an additional 690,000 shares. The investors purchased an aggregate of 810,000 shares during 2000, for proceeds of $1,215,000, of which $222,500 was paid in 1999. The shares were issued in July 2000.

     On January 21, 2000, the Company entered into a stock subscription and option agreement with certain unrelated third-party shareholders. Pursuant to this agreement, the Company sold 1,000,000 shares of stock to these investors at a price of $1.50 per share. Additionally, the agreement provided the investors with an option to purchase up to a maximum of an additional 2,000,000 shares. The investors purchased an aggregate of 2,800,000 shares for net proceeds of approximately $4,166,000 (net of $34,000 of transaction costs). Such shares were issued during the first quarter of 2000.

2. Conversion to Debentures - During January and February 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to the debenture agreement dated June 25, 1999.

3. Stock Issuance - In February 2000, the Company granted an aggregate of 3,000,000 shares to officers and consultants. No additional services were required to be performed, and, therefore, the Company recorded a charge to operations for $2,934,000, which represented the market value of such shares on the date of grant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

  Period from April 6, 1998 (inception) to December 31, 1998, year ended December 31, 1999 and three months ended March 31,
                         1999 and 2000


NOTE O (continued)

4. Acquisition - In February 2000, the Company acquired MAS Acquisition Corporation, an inactive public shell corporation in exchange for an aggregate of 335,000 shares of its common stock. Additionally, the Company incurred transaction costs relating to this acquisition, and settled such cost by issuing 335,000 shares and paying cash of $100,000, which resulted in an aggregate charge to expense of $475,000 in the first quarter of 2000. This acquisition was accounted for at the historical basis of the assets of MAS (which were $31) since there was no business acquired. No goodwill or other intangibles were acquired.

5. On May 10, 2000, the Company made a strategic investment of $1,400,000 plus 2,000,000 shares of restricted common stock to purchase a 25% interest in a company (controlled by a consultant of the Company), that is developing an on-line streaming media product that is synergistic with its core business. The company has the right to participate in future financings by the investee. The consultant discussed in Note N-3 owns the remaining 75% of the investee.


NOTE P - SUBSEQUENT EVENTS (UNAUDITED)

1. On July 13, 2000, the Company's Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of the Company's common stock to attract, motivate and retain individuals upon whose continued efforts the success of the Company in large measure depends. On July 25th 2000, the Company issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options was $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue
     date.   These options vest over a three-year period and
     expire in July 2003.

2. On August 3, 2000, the Company and Bacchus (and related entities) signed an agreement whereby 487,200 (of the aggregate of 1,012,500 shares originally issued) will be returned to the Company for cancellation.